CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 of ContextLogic Holdings Inc. of our report dated March 4, 2024 relating to the financial statements of ContextLogic Inc., which appears in ContextLogic Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/PricewaterhouseCoopers LLP
San Francisco, California
August 7, 2025